Greenlane Reports Record Core Business Revenue of $125.2 Million in 2020

Greenlane Brands Revenue Grew 46.3% year-over-year

BOCA RATON, Fla., March 31, 2021 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories and specialty vaporization products, today reported financial results for the fourth quarter and year ended December 31, 2020. Note, for the highlights below, core revenue is defined as all non-nicotine revenue and Greenlane Brand revenue is inclusive of Eyce figures.

Full Year 2020 (“FY 2020”) Highlights
•Total revenue for FY 2020 was $138.3 million compared to $185.0 million for FY 2019;
•Full year 2020 Core revenue (defined as non-nicotine revenue) grew 12.7% to $125.2 million, compared to $111.1 million in FY 2019;
•Merchandise Gross Margin (defined as sale price less the cost of merchandise) increased to 28.2% compared for FY 2020 compared to 15.7% for FY 2019;
•Gross profit was $22.8 million and gross profit margin was 16.5% for FY 2020. Excluding the impact of certain inventory adjustments which were incurred in the year, gross profit would have been $27.6 million or 20.0% of net sales, a 320 basis point year-over-year improvement in gross profit percentage compared to FY 2019's gross profit margin of 16.8%;
•Net sales of Greenlane Brands increased to approximately 19.7% of total net sales for FY 2020 from 10.1% for FY 2019;
•Diversified and expanded Greenlane’s senior leadership team to support the Company’s business transformation plan as well as sales and marketing initiatives in North America and Europe;
•Restructured our sales team by adding field sales personnel in both the United States and Canada, which will enable us to build stronger customer relationships; additionally, we transitioned to a more streamlined and centralized model with fewer, but larger, more automated distribution facilities, increasing our reach to customers around the United States to ensure that they have the necessary inventory, increasing efficiencies both internally and externally while decreasing costs;
•Cash was $30.4 million as of December 31, 2020, compared to $47.8 million as of December 31, 2019.

Fourth Quarter 2020 (“Q4 2020”) Highlights
•Net sales of Greenlane Brands grew approximately 50.5% to $7.8 million, or 21.4% of total net sales in Q4 2020 compared to $5.2, or 13.8% of net sales in the fourth quarter of 2019 (“Q4 2019”);
•Core revenue grew 11.3% to $33.9 million in Q4 2020, compared to $30.5 million in Q4 2019;
•Vibes Rolling Papers, Marley Natural, K.Haring Glass Collection, and Aerospaced posted record quarterly sales figures with a quarter-over-quarter growth of $0.7 million or 53.6%, $0.3 million or 68.3%, $0.2 million or 73.1% and $0.1 million or 24.5% respectively.

Management Commentary

“Though this year has been very challenging, I am incredibly proud of how the Greenlane team has aligned to accomplish all we have achieved in 2020,” said Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “Together, we successfully refocused our strategic efforts to grow our portfolio of owned brands, brought in new senior leaders, and took decisive steps to move away from lower margin revenue categories that has positioned us for sustained, long term growth.”

Mr. LoCascio added, “As we enter 2021, Greenlane will continue to innovate and adapt to meet the demands of the rapidly evolving Cannabis industry by executing on our growth strategy. This includes continuing to improve our revenue mix with a focus on Greenlane branded products, further optimizing our organizational structure to reduce costs where appropriate and leveraging our best-in-class global distribution platform to launch innovative new products into the market. We have made great progress thus far, and recently announced our acquisition of the Eyce, the world leader in premium silicone smoking products and a Greenlane partner for over seven years. We have built a robust pipeline of opportunities over the last year and I look forward to continuing to execute on the opportunity ahead of us as we accelerate our acquisition growth strategy to drive value enhancement for our customers, and shareholders.”

Financial Summary

	Quarter Ended December 31,		%	Year Ended December 31,		%
	2020	2019	Change	2020	2019	Change
Net Sales	$36,272	$37,236	(2.6)%	$138,304	$185,006	(25.2)%
Core ( non-nicotine ) Sales	$33,890	$30,455	11.3%	$125,208	$111,122	12.7%
% of Net Sales	93.4%	81.8%		90.5%	60.1%
Greenlane Branded Sales	$7,754	$5,153	50.5%	$27,212	$18,594	46.3%
% of Net Sales	21.4%	13.8%		19.7%	10.1%
Non-Greenlane Brands	$26,136	$25,302	3.3%	$97,996	$92,528	5.9%
% of Net Sales	72.1%	68.0%		70.9%	50.0%
Non-Core Sales	$2,382	$6,781	(64.9)%	$13,096	$73,884	(82.3)%
% of Net Sales	6.6%	18.2%		9.5%	39.9%
Cost of Sales	$30,120	$30,722	(2.0)%	$115,539	$153,916	(24.9)%
Gross Profit	$6,152	$6,514	(5.6)%	$22,765	$31,090	(26.8)%
Gross Margin	17.0%	17.5%		16.5%	16.8%
Salaries, Benefits & Payroll Taxes	$7,164	$8,043	(10.9)%	$24,909	$29,716	(16.2)%
% of Net Sales	19.8%	21.6%		18.0%	16.1%
General and Administrative	$9,557	$8,044	18.8%	$35,315	$23,593	49.7%
% of Net Sales	26.3%	21.6%		25.5%	12.8%
Net Loss	$(10,860)	$(9,977)	8.9%	$(47,704)	$(39,824)	19.8%
Adjusted Net Loss	$(7,493)	$(8,019)	(6.6)%	$(25,863)	$(18,544)	39.5%
Adjusted EBITDA	$(7,202)	$(7,615)	(5.4)%	$(24,352)	$(13,424)	81.4%
Cash	$30,435	$47,773	(36.3)%	$30,435	$47,773	(36.3)%

Q4 2020 net sales decreased 2.6% to $36.3 compared to $37.2 million in Q4 2019, and FY 2020 decreased 25.2% to $138.3 million compared to $185.0 million in FY 2019. The decrease in sales during FY 2020 was driven by a strategic decision to move away from sales of higher volume, lower margin merchandise to on higher margin revenue opportunities, including the Company’s Greenlane branded products, which accounted for 19.7% of FY 2020 net sales and 21.4% of Q4 2020 net sales, in comparison to 10.1% and 13.8% for FY 2019 and Q4 2019, respectively.

FY 2020 gross profit declined 26.8% to $22.8 million compared to $31.1 million for FY 2019. The year-over-year decline in gross profit is significantly impacted by certain strategic decisions made in the third quarter of 2020, relating to inventory level management and go-forward product lines. As a result of those decisions, the Company recorded write-offs and adjustments of $4.8 million relating to damaged and obsolete inventory. Excluding the impact of these inventory adjustments, FY 2020 gross margin would otherwise have been $27.6 million and gross profit margin would have been 20.0% or 320 basis points higher than FY 2019's gross profit margin of 16.8%.

	Quarter Ended December 31,		%	Year Ended December 31,		%
	2020	2019	Change	2020	2019	Change
United States - Net Sales	$30,061	$31,226	(3.9)%	$112,543	$160,243	(42.0)%
Core Revenue	$28,371	$25,347	10.7%	$106,026	$97,912	8.0%
Non-Core Revenue	$1,690	$5,879	(247.9)%	$6,517	$62,331	(856.0)%

Canada - Net Sales	$3,095	$3,367	(8.8)%	$15,457	$22,120	(43.0)%
Core Revenue	$2,403	$2,465	(2.6)%	$8,878	$10,569	(19.0)%
Non-Core Revenue	$692	$902	(30.3)%	$6,579	$11,551	(76.0)%

Europe - Net Sales	$3,116	$2,643	15.2%	$10,304	$2,643	74.0%
Core Revenue	$3,116	$2,643	15.2%	$10,304	$2,643	74.0%
Non-Core Revenue	$—	$—	N.A	$—	$—	N.A

Our United States segment reported a net sales decrease of $47.7 million in 2020 due to a reduction in non-core nicotine revenue of $55.8 million, while core revenue grew by $8.1 million; $7.6 million of which come from growth in our Greenlane house brands. Our Canada segment reported a sales decrease of $6.7 million, and similar to the United Sates the decrease was driven by a $5.0 million decrease in non-core revenue. As for our European reporting segment, annual sales totaled $10.3 million, with Q4 2020 sales totaling $3.1 million and representing a $0.5 million or 15.2% growth in comparison to Q4 2019, the first quarter post acquisition.

Greenlane continues to actively manage its balance sheet to fund the Company’s growth initiatives and potential M&A opportunities. As of December 31, 2020, cash balance stood at $30.4 million and $54.2 million of working capital, compared to $47.8 million and $88.7 million of cash and working capital as of December 31, 2019, respectively. Non-Cash working capital decreased 41.8% year-over-year.

Conference Call Information

Greenlane will host a conference call Wednesday, March 31, 2021, to discuss these results. Aaron LoCascio, Chief Executive Officer, will host the call starting at 8:30 a.m. Eastern time.

Date:	Wednesday, March 31st, 2021
Time:	8:30 a.m. Eastern Time
Dial-In Number:	(833) 519-1285
Conference ID:	1881585
Webcast:	https://edge.media-server.com/mmc/p/ptkadao5
Replay:	(855) 859-2056 or (404) 537-3406
Available until 11:30 PM Eastern Time on April 14th, 2021

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (NASDAQ: GNLN) is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platform, vapor.com. Founded in 2005, Greenlane serves more than 6,000 customers in over 8,000 retail locations and has over 250 employees with operations in 13 cities across the United States, Canada, and Europe. With a strong global footprint, Greenlane has been the partner of choice for many of the industry’s leading brands, who chose to leverage its strong distribution platform, unparalleled customer service, and highly efficient operations and logistics to accelerate their growth. Greenlane’s curated portfolio of house brands includes packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders,

Eyce specialty silicone smoking products, and Higher Standards, which offers both an upscale product line as well as an innovative retail experiences with flagship stores located in Chelsea Market, New York and Malibu, California.

For additional information, please visit: https://gnln.com/.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2019 through April 22, 2019 represent the historical operations of Greenlane Holdings, LLC. The amounts for the period from April 23, 2019 through December 31, 2019, and from January 1, 2020 through December 31, 2020 reflect the consolidated operations of Greenlane Holdings, Inc.

Use of Non-GAAP Financial Measures

Greenlane discloses Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net Loss or Adjusted EBITDA as alternatives to net loss determined in accordance with GAAP as indicators of Greenlane’s operating performance. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Accordingly, you should not view Adjusted Net Loss or Adjusted EBITDA in isolation or as a substitute, or superior to, financial information prepared and presented in accordance with GAAP. Furthermore, these non-GAAP measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Adjusted Net Loss and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not include interest expense, which has been a necessary element of the Company's costs;
•Adjusted EBITDA does not reflect income tax payments we may be required to make;
•Adjusted EBITDA and Adjusted Net Loss do not reflect equity-based compensation;
•Adjusted EBITDA and Adjusted Net Loss do not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction;
•Other companies, including companies in Greenlane's industry, may calculate adjusted EBITDA and adjusted net loss differently, which reduces its usefulness as a comparative measure.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP financial measures, please see the "Reconciliation of GAAP to Non-GAAP Financial Measures" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the Company’s strategies; the impacts of acquisitions and other similar transactions; the impact of the ongoing COVID-19 pandemic on the Company's business; growth in demand for the Company’s products; growth in the market for cannabis and nicotine; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in Greenlane's Annual Report on Form 10-K for the year ended December 31, 2020. Undue reliance should not be placed on the forward-

looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Media Contact
MATTIO Communications
Greenlane@mattio.com

Investor Contact:
Rob Kelly
Investor Relations, MATTIO Communications
Greenlane@mattio.com
1-416-992-4539

GREENLANE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value per share amounts)

	December 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash	$30,435	$47,773
Accounts receivable, net of allowance of $1,268 and $936 at December 31, 2020 and 2019, respectively	6,330	8,091
Inventories, net	36,064	43,060
Vendor deposits	11,289	11,120
Assets held for sale	1,073	—
Other current assets	10,892	4,924
Total current assets	96,083	114,968

Property and equipment, net	12,201	13,165
Intangible assets, net	5,945	6,301
Goodwill	3,280	11,982
Operating lease right-of-use assets	3,104	4,695
Other assets	2,037	2,091
Total assets	$122,650	$153,202

LIABILITIES
Current liabilities
Accounts payable	$18,405	$11,310
Accrued expenses and other current liabilities	19,390	10,422
Customer deposits	2,729	3,152
Current portion of notes payable	182	178
Current portion of operating leases	966	1,084
Current portion of finance leases	184	116
Total current liabilities	41,856	26,262

Notes payable, less current portion and debt issuance costs, net	7,844	8,018
Operating leases, less current portion	2,524	3,844
Finance leases, less current portion	205	194
Other liabilities	964	620
Total long-term liabilities	11,537	12,676
Total liabilities	53,393	38,938

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 125,000 shares authorized; 13,322 shares issued and outstanding as of December 31, 2020; 9,999 shares issued and 9,812 shares outstanding as of December 31, 2019	133	98
Class B common stock, $0.0001 par value per share, 10,000 shares authorized; 3,491 shares issued and outstanding as of December 31, 2020; 5,975 shares issued and outstanding as of December 31, 2019	1	1
Class C Common stock, $0.0001 par value per share, 100,000 shares authorized; 76,039 shares issued and outstanding as of December 31, 2020; 77,791 shares issued and outstanding as of December 31, 2019	8	8
Additional paid-in capital	39,742	32,108
Accumulated deficit	(24,848)	(9,727)
Accumulated other comprehensive loss	29	(72)
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	15,065	22,416
Non-controlling interest	54,192	91,848
Total stockholders’ equity	69,257	114,264
Total liabilities and stockholders’ equity	$122,650	$153,202

GREENLANE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	For the year ended December 31,
	2020	2019
	(Unaudited)
Net sales	$138,304	$185,006
Cost of sales	115,539	153,916
Gross profit	22,765	31,090

Operating expenses:
Salaries, benefits and payroll taxes	24,909	29,716
General and administrative	35,315	23,593
Goodwill impairment charge	8,996	—
Depreciation and amortization	2,520	2,705
Total operating expenses	71,740	56,014
Loss from operations	(48,975)	(24,924)

Other income (expense), net:
Change in fair value of convertible notes	—	(12,063)
Interest expense	(437)	(975)
Other income, net	1,902	9,073
Total other income (expense), net	1,465	(3,965)
Loss before income taxes	(47,510)	(28,889)
Provision for income taxes	194	10,935
Net loss	(47,704)	(39,824)
Less: Net loss attributable to non-controlling interest	(33,187)	(11,008)
Net loss attributable to Greenlane Holdings, Inc.	$(14,517)	$(28,816)

Net loss attributable to Class A common stock per share - basic and diluted	$(1.22)	$(0.96)
Weighted-average shares of Class A common stock outstanding - basic and diluted	11,947	10,145

Other comprehensive income (loss):
Foreign currency translation adjustments	654	193
Unrealized loss on derivative instrument	(459)	(206)
Comprehensive loss	(47,509)	(39,837)
Less: Comprehensive loss attributable to non-controlling interest	(33,092)	(11,033)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(14,417)	$(28,804)

GREENLANE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the year ended December 31,
	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net loss (including amounts attributable to non-controlling interest)	$(47,704)	$(39,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,520	2,705
Reversal of tax receivable agreement liability	—	(5,721)
Change in deferred tax asset, net	—	10,894
Equity-based compensation expense	853	8,020
Unrealized gain on equity investment	—	(1,537)
Goodwill impairment charge	8,996	—
Change in fair value of contingent consideration	(719)	—
Change in fair value of convertible notes	—	12,063
Change in provision for doubtful accounts	576	352
Loss on disposal of assets	579	—
Loss related to indemnification asset not probable of recovery	4,464	—
Impairment of held-for-sale assets	376	—
Other	75	32
Changes in operating assets and liabilities, net of the effects of acquisitions:
Decrease in accounts receivable	1,186	635
Decrease (increase) in inventories	6,996	(11,739)
(Increase) in vendor deposits	29	(1,503)
Decrease (increase) in deferred offering costs	—	(1,238)
(Increase) in other current assets	(10,194)	(1,993)
Increase (decrease) in accounts payable	7,095	(11,261)
Increase in accrued expenses	13,104	3,132
(Decrease) increase in customer deposits	(534)	80
Net cash used in operating activities	(12,302)	(36,903)
Cash flows from investing activities:
Purchase consideration paid for acquisitions, net of cash acquired	(1,841)	(1,159)
Purchases of property and equipment, net	(1,788)	(2,020)
Purchase of intangible assets	(515)	(53)
Investment in equity securities	—	(500)
Net cash used in investing activities	(4,144)	(3,732)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	8,050
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting costs	—	83,003
Payment of debt issuance costs - convertible notes	—	(1,734)
Deferred offering costs paid	—	(3,523)
Redemption of Class A and Class B units of Greenlane Holdings, LLC	—	(3,018)
Member distributions	(604)	(898)
Other	(459)	(901)
Net cash (used in) provided by financing activities	(1,063)	80,979
Effects of exchange rate changes on cash	171	88
Net (decrease) increase in cash	(17,338)	40,432
Cash, as of beginning of the period	47,773	7,341
Cash, as of end of the period	$30,435	$47,773

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$437	$975
Cash paid during the period for income taxes	$192	$498
Cash paid for amounts included in the measurement of lease liabilities	$1,252	$1,119
Lease liabilities arising from obtaining finance lease assets	$272	$86
Lease liabilities arising from obtaining operating lease right-of-use assets	$793	$5,573

Non-cash investing and financing activities:
Conversion of convertible debt to Class A common stock	$—	$60,313
Redeemable Class B Units issued for acquisition of a subsidiary, net of issuance costs	$—	$6,514
Shares of Class A common stock issued for acquisition of Conscious Wholesale	$1,988	$—
Contingent consideration for the Conscious Wholesale acquisition included in "Accrued expenses and other current liabilities"	$—	$1,609
Purchase consideration for the Conscious Wholesale acquisition included in "Accrued expenses and other current liabilities"	$—	$3,029
Purchases of property, plant, and equipment with unpaid costs accrued in "Other liabilities"	$98	$414
Exchanges of non-controlling interest for Class A common stock	$(4,962)	$—

GREENLANE HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The reconciliation of our net loss to Adjusted Net Loss is as follows:

	Year ended December 31,
(in thousands)	2020	2019
Net loss	$(47,704)	$(39,824)
Debt placement costs for convertible notes (1)	—	422
Transition to being a public company (2)	—	775
Equity-based compensation expense	853	8,020
Initial consulting costs related to ERP system implementation (3)	215	—
Restructuring expenses (4)	1,229	—
Due diligence costs related to acquisition target	903	—
Goodwill impairment charge	8,996	—
Adjustments related to the product rationalization to increase inventory turnover of slow-selling products	3,222	—
Obsolete inventory charges related to management's strategic initiative (5)	1,137	—
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative (5)	822	—
Loss related to indemnification asset not probable of recovery	4,464	—
Change in fair value of convertible notes	—	12,063
Adjusted net loss	$(25,863)	$(18,544)

(1)Debt placement costs related to the issuance of convertible notes in January 2019.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our IPO.
(3)Includes non-recurring expenses related to the initial project design for our planned ERP system implementation.
(4)Includes primarily severance payments for employees terminated as part of our transformation plan.
(5)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability.

The reconciliation of our net loss to Adjusted EBITDA Loss is as follows:

	Year ended December 31,
(in thousands)	2020	2019
Net loss	$(47,704)	$(39,824)
Other income, net (1)	(1,902)	(9,073)
Transition to being a public company (2)	—	775
Interest expense	437	975
Provision for (benefit from) income taxes	194	10,935
Depreciation and amortization	2,520	2,705
Equity-based compensation expense	853	8,020
Initial consulting costs related to ERP system implementation (3)	215	—
Restructuring expenses (4)	1,229	—
Due diligence costs related to acquisition target	903	—
Adjustments related to product rationalization to increase inventory turnover of slow-selling products (5)	3,222	—
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model	262	—
Goodwill impairment charge	8,996	—
Inventory charges related to management's strategic initiative(5)	1,137	—
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative (5)	822	—
Loss related to indemnification asset not probable of recovery	4,464	—
Change in fair value of convertible notes	—	12,063
Adjusted EBITDA Loss	$(24,352)	$(13,424)
(1)Includes rental and interest income, changes in the fair value of contingent consideration, and other miscellaneous income.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our IPO.
(3)Includes non-recurring expenses related to the initial project design for our planned ERP system implementation.
(4)Includes primarily severance payments for employees terminated as part of our transformation plan.
(5)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability.